Exhibit 99.1

CoBiz Financial Announces First Quarter 2008 Provision Expense

Denver —  CoBiz Financial Inc. (Nasdaq: COBZ), a financial services company with $2.4 billion in assets, announced it expects to record approximately $5.0 million (pre-tax) of loan loss provision for the first quarter of 2008, and intends to charge-off $1.7 million. By comparison, the Company reported a provision for loan loss expense of $3.9 million (pre-tax) and $1.8 million in net charge-offs for fiscal 2007.

During the first quarter of 2008, certain Arizona Real Estate and Construction loans previously identified as being susceptible to further declines in real estate values migrated into more adversely- graded categories. Some real estate development loans in the Arizona market were further downgraded based on current property appraisals that showed declining collateral values. Non-performing assets totaled approximately $17.8 million as of March 31, 2008. Non-performing assets as a percentage of total assets were 0.73% as of March 31, 2008, compared to 0.15% as of December 31, 2007.  The Allowance for Loan and Credit Losses to Total Loans is expected to be 1.28% at March 31, 2008, as compared to 1.12% at the end of 2007.

The Company expects to release its full financial results for the first quarter of 2008 after market close on April 24, 2008.

Earnings Conference Call

In conjunction with this release, you are invited to listen to the Company’s conference call on Friday, April 25, 2008 at 11:00 am ET with Steve Bangert, CoBiz chairman and CEO. The call can be accessed via the Internet at  http://www.videonewswire.com/event.asp?id=47153 or by telephone at 877.493.9121, (conference ID #39966271).

Contact Information

CoBiz Financial Inc.

Lyne Andrich 303.312.3458

Sue Hermann 303.312.3488

About CoBiz Financial

CoBiz Financial Inc. (www.cobizfinancial.com) is a $2.4 billion financial holding company headquartered in Denver. The Company operates Colorado Business Bank and Arizona Business Bank, full-service commercial banking institutions that offer a broad range of sophisticated banking services — including credit, treasury management, investment and deposit products — to a targeted customer base of professionals and small to mid-sized businesses. CoBiz also offers trust and fiduciary services through CoBiz Trust; property and casualty insurance brokerage and risk management consulting services through CoBiz Insurance; investment banking services through Green Manning & Bunch; the management of stock and bond portfolios for individuals and institutions through CoBiz Trust, Alexander Capital Management Group and Wagner Investment

Management, Inc.; and employee and executive benefits consulting and wealth transfer services through Financial Designs, Ltd.

Forward-looking Information

This release contains forward-looking statements that describe CoBiz’s future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•                  Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent 10-K.

•                  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and leases and related expenses.

•                  Our inability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                  Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

•                  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.